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                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT



In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $.01 par value of Knightsbridge Tankers Limited, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  July 10, 1997


                             THE GOLDMAN SACHS GROUP, L.P.
                             By:   The Goldman Sachs Corporation,
                                   its general partner


                             By:  /s/ William J. Buckley
                                -------------------------------
                             Name:  William J. Buckley
                             Title:  Executive Vice President



                             GOLDMAN, SACHS & CO.


                             By:  /s/ William J. Buckley
                                -------------------------------
                             Name:  William J. Buckley
                             Title:  Managing Director


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